                                                                      EXHIBIT 11

                       IMPERIAL CREDIT INDUSTRIES, INC.
          STATEMENT REGARDING COMPUTATION OF (LOSS) INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     1999         1998         1997
                                                                                    -------     --------     --------
(Loss) income from continuing operations before extraordinary item                  $(5,950)    $(59,125)    $115,263
Operating loss from discontinued operations of AMN, net of income taxes                (899)      (3,232)     (25,347)
Loss on disposal of AMN, including provision of $3.7 million for operating
 losses during phase-out period, net of $6.6 million  of income taxes                    --      (11,276)          --
                                                                                    -------     --------     --------

(Loss) income before extraordinary item                                              (6,849)     (73,633)      89,916
Extraordinary item--gain (loss) on early extinguishment of debt, net of
 Income taxes                                                                         4,021           --       (3,995)
                                                                                    -------     --------     --------
Net (loss) income                                                                   $(2,828)    $(73,633)    $ 85,921
                                                                                    =======     ========     ========
Weighted -average common shares outstanding  used to compute basic income
 (loss) per share                                                                    34,517       38,228       38,611
Assumed common shares issued on exercise of stock options                                --           --        2,244
                                                                                    -------     --------     --------
Number of common shares used to compute diluted income (loss) per share              34,517       38,228       40,855
                                                                                    =======     ========     ========

Basic (loss) income per share:
------------------------------
(Loss) income from continuing operations before extraordinary items                 $ (0.17)    $  (1.55)    $   2.99
Loss from discontinued operations, net of income taxes                                (0.02)       (0.08)       (0.66)
Loss on disposal of AMN, net of income taxes                                             --        (0.30)          --
Extraordinary item--gain (loss) on early extinguishment of debt, net of income
 taxes                                                                                 0.11           --        (0.10)
                                                                                    -------     --------     --------
  Net (loss) income per common share                                                $ (0.08)    $  (1.93)    $   2.23
                                                                                    =======     ========     ========

Diluted (loss) income per share:
--------------------------------
(loss) income from continuing operations                                            $ (0.17)    $  (1.55)    $   2.82
Loss from discontinued operations, net of income taxes                                (0.02)       (0.08)       (0.62)
Loss on disposal of AMN, net of income taxes                                             --        (0.30)          --
Extraordinary item--gain (loss) on early extinguishment of debt, net of income
 taxes                                                                                 0.11           --        (0.10)
                                                                                    -------     --------     --------
  Net (loss) income per common share                                                $ (0.08)    $  (1.93)    $   2.10
                                                                                    =======     ========     ========